Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-132348
August 1, 2006
HSBC Finance Corporation
New Issue Term Sheet
$1,265,100,000
HSBC Home Equity Loan Trust (USA) 2006-2
Issuing Entity
Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
HSBC Home Equity Loan Corporation I
Depositor
HSBC Finance Corporation
Sponsor and Servicer
August 1, 2006
HSBC Securities (USA) Inc.
Lead Manager
Co-Managers
Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co Incorporated

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Important Information
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.
The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the home equity loan pool backing them, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the home equity loans and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.
This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
HSBC Home Equity Loan Trust (USA) 2006-2
Notes

	Approximate		Day	Exp. WAL	Exp Prin Win	Exp. Ratings	Delay	ERISA
Class	Size(1)	Coupon(2)	Count	(Call/Mat)(3)(4)	(Call/Mat)(3)(4)	(Mdy/S&P/F)	Days	Eligible
A-1	781,500,000.00	1 m L+[ ]	Act/360	2.39/2.55	1-66/1-95	Aaa/AAA/AAA	0	Yes
A-2	195,400,000.00	1 m L+[ ]	Act/360	2.39/2.55	1-66/1-95	Aaa/AAA/AAA	0	Yes
M-1	144,100,000.00	1 m L+[ ]	Act/360	2.39/2.55	1-66/1-95	Aa1/AA+/AA+	0	Yes
M-2	144,100,000.00	1 m L+[ ]	Act/360	2.39/2.55	1-66/1-95	Aa1/AA/AA+	0	Yes

Legal Final Maturity: March 20, 2036.
Notes:
(1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) Each class of Notes will be subject to an Available Funds Cap as described herein.
(3) The Notes are priced to a 15% optional clean-up call (as a percentage of the aggregate initial principal amount of the Notes). If the Optional Termination is not exercised, an auction process will begin in the third following month. Starting with the month after the first failed auction, all payments that would normally go to the ownership interest in the Issuing Entity will be used to pay down the Notes.
(4) Based on the prepayment Pricing Speed as described below.
Pricing Speed
100% PPC:
100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Contacts
HSBC

ABS Term Origination

Rob DiOrio	212-525-3651
Managing Director	rob.diorio@us.hsbc.com

Ted Hsueh	212-525-2303
Senior Vice President	ted.hsueh@us.hsbc.com

Stephen Lei	212-525-7580
Vice President	stephen.lei@us.hsbc.com

Dhruv Narain	212-525-2516
Assistant Vice President	dhruv.narain@us.hsbc.com

Anna George	212-525-5624
Analyst	anna.george@us.hsbc.com

ABS Syndicate

Caroline Morrill	212-525-3785
Managing Director	caroline.morrill@us.hsbc.com

Michael Banchik	212-525-3399
Senior Vice President	michael.banchik@us.hsbc.com

ABS Trading

George Smith	212-525-3786
Managing Director	george.smith@us.hsbc.com

Christopher Franklin	212-525-4111
Vice President	christopher.franklin@us.hsbc.com

ABS Structuring and Analytics

Cyrus Mohebbi	212-525-3781
Managing Director	cyrus.mohebbi@us.hsbc.com

Dan Costin	212-525-3782
Managing Director	dan.costin@us.hsbc.com

Januar Laude	212-525-6086
Senior Vice President	januar.laude@us.hsbc.com

George Costow	212-525-5416
Analyst	george.costow@us.hsbc.com

Rating Agencies

Daniel Gringauz	212-553-4108
Moody’s	daniel.gringauz@moodys.com

Becky Cao	212-438-2595
S&P	becky_cao@sandp.com

Kei Ishidoya	212-908-0238
Fitch	kei.ishidoya@fitchratings.com

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Summary of Terms

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2006-2

Sellers:	Wholly owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Corporation

Offered Notes:	Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 (the “Notes”)

Depositor:	HSBC Home Equity Loan Corporation I

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”)

Indenture Trustee:	JPMorgan Chase Bank National Association

Administrator:	HSBC Bank USA National Association

Owner Trustee:	US Bank Trust National Association

Lead Manager:	HSBC Securities (USA) Inc.

(HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor)

Co-Managers:	Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co Incorporated

Expected Pricing Date:	On or about August 2, 2006

Expected Closing Date:	On or about August 10, 2006

Tax Status:	Subject to the considerations described in the Prospectus, the Notes will be debt for federal income tax purposes

ERISA Eligibility:	The Notes are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement

SMMEA Eligibility:	The Notes will NOT constitute “mortgage related securities” for purposes of SMMEA

Servicing Fee:	0.50% per annum of the outstanding principal balance of each home equity loan as of the first day of the related Collection Period

Cut-Off Date:	The close of business on July 17, 2006

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Summary of Terms (Continued)

Home Equity Loans:	There will be 12,244 closed-end, declining or fixed rate, fully amortizing home equity loans with an aggregate principal balance of approximately $1,601,528,395 as of the Cut-Off Date. The home equity loans are secured by first or second liens on one-to-four family residential properties. All of the home equity loans are simple interest home equity loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that home equity loan multiplied by the applicable monthly interest rate for the number of days in the period elapsed since the preceding payment of interest was made.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Payment Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in September 2006.

Accrued Interest:	The price to be paid by investors for the Notes will not include accrued interest (i.e. settle flat, 0 delay days).

Collection Period:	With respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs, except that with respect to the initial Payment Date, the Collection Period is the period beginning on the Cut-Off Date and ending on August 31, 2006.

Interest Accrual Period:	The interest accrual period for the Notes with respect to any Payment Date (other than the first Payment Date) will be the period beginning with the previous Payment Date and ending on the day prior to such Payment Date. For the first Payment Date, there will be two Interest Accrual Periods, the first of which will begin on the Closing Date and end on August 20, 2006, and the second of which will begin on August 21, 2006 and end on the day prior to the first Payment Date. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Payment Delay:	0 days.

Form of Notes:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Summary of Terms (Continued)

Optional Termination/Maturity Date:	On the Payment Date immediately following the first Payment Date on which the aggregate principal balance of the Notes is less than 15% of the aggregate principal balance of the Notes on the Closing Date, the Servicer will have the option to purchase the remaining home equity loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination right within three months of the Payment Date on which the purchase option could first be exercised, on the following Payment Date the Indenture Trustee will begin an auction process to sell the remaining home equity loans in the Issuing Entity. In addition, if the principal and interest due on the Notes is not paid in full by the Payment Date in August 2016, the Indenture Trustee will begin an auction process for the sale of the remaining home equity loans. On each Payment Date subsequent to the earlier of (i) the date on which the first auction conducted in connection with the 15% optional termination outlined above is not successful and (ii) the August 2016 Payment Date, all payments that would normally be distributed to the ownership interest in the Issuing Entity will be used to pay down the Notes. Generally, at the time the home equity loans are sold, the outstanding principal balance of the Notes will be paid in full with accrued interest and any Supplemental Interest Amount. However, in certain limited circumstances (with consent of 66 2/3% of the outstanding principal balance of all of the Notes in the aggregate), the home equity loans remaining in the Issuing Entity after the Payment Date in August 2016 may be sold for less than the full outstanding principal balance of, and accrued interest and any Supplemental Interest Amount on, the Notes.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any home equity loan included in the Issuing Entity.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Credit Enhancement

Credit Enhancement:	1)	Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Notes and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional payments of principal on the Notes.

	2)	Overcollateralization: The excess of the principal balance of the home equity loans over the outstanding principal balance of the Notes represents overcollateralization which will absorb losses on the home equity loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the ownership interest in the Issuing Entity, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Notes as principal if the Overcollateralization Amount is below the required level. This will reduce the principal balance of the Notes faster than the principal balance of the home equity loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

	3)	Subordination: Payments of interest will be made first concurrently to the Class A-1 and Class A-2 Notes pro rata, then to the Class M-1 Notes, and then to the Class M-2 Notes, in that order, as described in further detail below under “Principal and Interest Distributions.” Payments of principal will be made to each class of Notes pro rata, with such payments being applied to the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Notes with higher relative payment priorities as described in further detail below under “Principal and Interest Distributions” will receive payments of interest and/or principal prior to the classes of Notes with lower relative payment priorities.

Stepdown Date:	The later to occur of (x) the Payment Date in September 2009 and (y) the first Payment Date on which the aggregate pool balance of the home equity loans has been reduced to 50.00% of the aggregate pool balance of the home equity loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Credit Enhancement (Continued)

Initial Overcollateralization Amount:	On the Closing Date, the Overcollateralization Amount will be equal to approximately 21.00% of the aggregate principal balance of the home equity loans as of the Cut-Off Date, which is the Targeted Overcollateralization Amount as of the Closing Date.

Targeted Overcollateralization Amount:	With respect to any Payment Date (x) prior to the Stepdown Date, an amount equal to 21.00% of the aggregate principal balance of the home equity loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 42.00% of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the home equity loans as of the Cut-Off Date. If a Trigger Event is in effect on any Payment Date on or after the Stepdown Date, the Targeted Overcollateralization Amount for such Payment Date shall be equal to the Targeted Overcollateralization Amount for the immediately preceding Payment Date.

In the event that the Targeted Overcollateralization Amount is permitted to decrease, or “step down” on a Payment Date in the future, a portion of the principal collections to be distributed on that Payment Date will be paid to the holder of the ownership interest in the Issuing Entity. This has the effect of decelerating the amortization of the Notes relative to the amortization of the home equity loans, and of reducing the Overcollateralization Amount.

Interim Overcollateralization Amount:	With respect to any Payment Date, the excess, if any, of the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (i) the aggregate principal balance of the Notes on such Payment Date (before taking into account any payments of principal on that Payment Date) less (ii) the sum of (a) the principal collections received during such Collection Period, (b) the Additional Principal Reduction Amount for such Payment Date and (c) the Principal Carry Forward Amount for each class of Notes for such Payment Date.

Interim Overcollateralization Deficiency:	With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount over the Interim Overcollateralization Amount.

Overcollateralization Amount:	With respect to any Payment Date, the excess, if any, of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period over (y) the principal amount of the Notes (after taking into account any payments of principal on such Payment Date).

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Credit Enhancement (Continued)

Overcollateralization Release Amount:	With respect to any Payment Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Payment Date over (ii) the Targeted Overcollateralization Amount for such Payment Date.

Trigger Event:	Will be in effect on any Payment Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Payment Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Payment Date exceeds the percentage for such Payment Date set forth below.

Two Payment Plus Delinquency Percentage:	As to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all home equity loans that are two (2) or more payments contractually delinquent, including those home equity loans in bankruptcy, foreclosure or REO, and the denominator of which is the aggregate principal balance of the home equity loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Payment Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the home equity loans as of the Cut-off Date.

Cumulative Loss Percentage Trigger:	With respect to any Payment Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Payment Dates	Cumulative Loss Percentage
Sep 2009 – Aug 2010	9.50%
Sep 2010 – Aug 2011	13.25%
Sep 2011 – Aug 2012	16.60%
Sep 2012 and thereafter	18.00%

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Definitions

Note Rate:	Each class of Notes will accrue interest during each Interest Accrual Period at a variable rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Available Funds Cap for the related Payment Date. Because there will be two consecutive Interest Accrual Periods for the first Payment Date, interest payable on each class of Notes on the first Payment Date will accrue at two different Note Rates – one Note Rate for the first Interest Accrual Period and one Note Rate for the second Interest Accrual Period.

Formula Rate:	With respect to each class of Notes and any Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

Available Funds Cap:	With respect the first Payment Date, 8.64%, and with respect to each subsequent Payment Date, a per annum rate equal to the product of (x) the weighted average of the net loan rates of the home equity loans, in each case outstanding as of the first day of the related Collection Period, and (y) a fraction the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Current Interest:	With respect to the first Payment Date and each class of Notes, an amount equal to interest accrued during the two Interest Accrual Periods for the first Payment Date on the original principal amount of such class of Notes at the applicable Note Rate for the respective Interest Accrual Period. With respect to each subsequent Payment Date and each class of Notes, an amount equal to interest accrued during the related Interest Accrual Period on the principal amount of such class of Notes immediately prior to the Payment Date at the applicable Note Rate.

Interest Carry Forward Amount:	With respect to any Payment Date and each class of Notes, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and the Interest Carry Forward Amount for such class of Notes as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments in respect of such amounts made to such class of Notes on such preceding Payment Date plus (y) interest on such amount calculated for the related Interest Accrual Period at the related Note Rate.

Supplemental Interest Amount:	With respect to any Payment Date and each class of Notes, the sum of (i) the excess, if any, of interest accrued on such class of Notes during the related Interest Accrual Period (or, in the case of the first Payment Date, the first two Interest Accrual Periods) at the applicable Formula Rate over interest due on such class of Notes at the applicable Note Rate; (ii) any Supplemental Interest Amount for such class remaining unpaid from prior Payment Dates; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Definitions

Available Payment Amount:	The sum of (a) principal and net interest collections received on the home equity loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity. With respect to any Payment Date prior to the August 2007 Payment Date, if HSBC Finance or one of its affiliates is the Servicer, net interest collections will not be net of the Servicing Fee, and the Servicing Fee will be paid out of the Available Payment Amount as described below under “Principal and Interest Distributions”.

With respect to (i) any Payment Date prior to the August 2007 Payment Date only if HSBC Finance or one of its affiliates is not the Servicer and (ii) any Payment Date on or after the August 2007 Payment Date, net interest collections will be net of the Servicing Fee and the Servicing Fee will be paid to the Servicer prior to payments to noteholders of the Available Payment Amount.

Principal Payment Amount:	With respect to any Payment Date, (a) the principal collections received on the home equity loans during the related Collection Period minus (b) for Payment Dates occurring on and after the Stepdown Date and for which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Additional Principal Reduction Amount:	With respect to any Payment Date, the aggregate outstanding principal balance of the home equity loans as of the first day of the related Collection Period less the sum of (x) the aggregate principal balance of the home equity loans as of the last day of the related Collection Period and (y) the principal collections received on the home equity loans during the related Collection Period.

Principal Carry Forward Amount:	With respect to any Payment Date and each class of Notes, the amount, if any, by which (i) the Principal Carry Forward Amount, Principal Payment Amount and Additional Principal Reduction Amount payable to such class of Notes, as of the preceding Payment Date, exceeded (ii) the amount of principal actually paid to the holders of such class in respect of such amounts on such prior Payment Date.

Extra Principal Payment Amount:	The lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Monthly Excess Cashflow:	With respect to any Payment Date, the excess, if any, of (i) net interest collections received during the related Collection Period over (ii) the sum of (x) the Current Interest plus the Interest Carry Forward Amount for each class of Notes for such Payment Date, (y) the Additional Principal Reduction Amount for such Payment Date and (z) the Principal Carry Forward Amount for each class of Notes for such Payment Date.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Principal and Interest Distributions
On each Payment Date, the Administrator shall pay amounts on deposit in the collection account, to the extent of the Available Payment Amount, in the following amounts and order of priority:
(i)	Concurrently, to the holders of the Class A-1 and Class A-2 Notes pro rata, the Current Interest and any Interest Carry Forward Amount for each such class and Payment Date;

(ii)	To the holders of the Class M-1 Notes, the Current Interest and any Interest Carry Forward Amount for such class and Payment Date;

(iii)	To the holders of the Class M-2 Notes, the Current Interest and any Interest Carry Forward Amount for such class and Payment Date;

(iv)	To the holders of the Class A-1 Notes, approximately 61.773772824% of the Principal Payment Amount for such Payment Date, until the Note Principal Amount of such class has been reduced to zero;

(v)	To the holders of Class A-1 Notes, the Principal Carry Forward Amount with respect to the Class A-1 Notes for such Payment Date;

(vi)	To the holders of Class A-1 Notes, approximately 61.773772824% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class A-1 Notes has been reduced to zero;

(vii)	To the holders of the Class A-2 Notes, approximately 15.445419334% of the Principal Payment Amount for such Payment Date, until the Note Principal Amount of such class has been reduced to zero;

(viii)	To the holders of Class A-2 Notes, the Principal Carry Forward Amount with respect to the Class A-2 Notes for such Payment Date;

(ix)	To the holders of Class A-2 Notes, approximately 15.445419334% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class A-2 Notes has been reduced to zero;

(x)	To the holders of Class M-1 Notes, approximately 11.39043921% of the Principal Payment Amount for such Payment Date, until the principal balance of such Class M-1 Notes has been reduced to zero;

(xi)	To the holders of Class M-1 Notes, the Principal Carry Forward Amount with respect to the Class M-1 Notes for such Payment Date;

(xii)	To the holders of Class M-1 Notes, approximately 11.39043921% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class M-1 Notes has been reduced to zero;

(xiii)	To the holders of Class M-2 Notes, approximately 11.39043921% of the Principal Payment Amount for such Payment Date, until the principal balance of such Class M-2 Notes has been reduced to zero;

(xiv)	To the holders of Class M-2 Notes, the Principal Carry Forward Amount with respect to the Class M-2 Notes for such Payment Date;

(xv)	To the holders of Class M-2 Notes, approximately 11.39043921% of the Additional Principal Reduction Amount for such Payment Date, until the principal balance of such Class M-2 Notes has been reduced to zero;

(xvi)	Concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, approximately 61.773772824%, 15.445419334%, 11.39043921%, and 11.39043921% of the Extra Principal Payment Amount for such Payment Date, respectively, until the Note Principal Amount of each such class has been reduced to zero;

(xvii)	Concurrently to the holders of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes, the Supplemental Interest Amount for each such class and Payment Date, pro rata based on each class’ respective Supplemental Interest Amount;

(xviii)	To the Owner Trustee on behalf of the Issuing Entity, an amount sufficient to pay any judgment or settlement affecting the Issuing Entity;

(xix)	To the Servicer, accrued and unpaid Servicing Fees for each Collection Period during which HSBC Finance or one of its affiliates is the Servicer before and including the June 2007 Collection Period; and

(xx)	To the holder of the ownership interest in the Issuing Entity, any remaining Available Payment Amount, subject to certain limitations.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Note Summary (To Call)

All Classes
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.90	4.49	3.17	2.39	1.82	1.37	1.01
First Principal Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
Last Principal Payment Date	Aug-16	Aug-16	Nov-13	Feb-12	Dec-10	Mar-09	Jun-08
Principal Payment Window (Months)	120	120	87	66	52	31	22
Note Summary (To Maturity)

All Classes
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	12.17	4.73	3.37	2.55	1.96	1.41	1.05
First Principal Payment Date	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06	Sep-06
Last Principal Payment Date	Dec-24	Nov-19	Oct-16	Jul-14	Jan-13	Dec-09	Jan-09
Principal Payment Window (Months)	220	159	122	95	77	40	29
Pricing Speed
100% PPC:
100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000

Available Funds Schedule(1)

	Payment	Class A-1	Class A-2	Class M-1	Class M-2
Period	Date	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)

1	20-Sep-06	8.64	8.64	8.64	8.64
2	20-Oct-06	10.99	11.00	11.02	11.02
3	20-Nov-06	10.68	10.69	10.71	10.71
4	20-Dec-06	11.09	11.10	11.12	11.12
5	20-Jan-07	10.79	10.79	10.81	10.82
6	20-Feb-07	10.85	10.85	10.88	10.88
7	20-Mar-07	12.09	12.09	12.12	12.12
8	20-Apr-07	10.99	11.00	11.02	11.03
9	20-May-07	11.45	11.45	11.48	11.48
10	20-Jun-07	11.17	11.18	11.20	11.21
11	20-Jul-07	11.64	11.65	11.67	11.68
12	20-Aug-07	10.71	10.71	10.74	10.75
13	20-Sep-07	10.81	10.81	10.84	10.85
14	20-Oct-07	11.28	11.28	11.31	11.32
15	20-Nov-07	11.02	11.03	11.05	11.06
16	20-Dec-07	11.50	11.51	11.54	11.55
17	20-Jan-08	11.25	11.26	11.29	11.30
18	20-Feb-08	11.38	11.38	11.42	11.42
19	20-Mar-08	12.30	12.31	12.34	12.35
20	20-Apr-08	11.64	11.65	11.69	11.69
21	20-May-08	12.18	12.19	12.23	12.23
22	20-Jun-08	11.94	11.95	11.99	11.99
23	20-Jul-08	12.50	12.51	12.55	12.56
24	20-Aug-08	12.27	12.28	12.32	12.33
25	20-Sep-08	12.45	12.45	12.50	12.51
26	20-Oct-08	13.06	13.06	13.11	13.12
27	20-Nov-08	12.83	12.84	12.89	12.90
28	20-Dec-08	13.48	13.49	13.54	13.55
29	20-Jan-09	13.27	13.28	13.33	13.34
30	20-Feb-09	13.50	13.52	13.57	13.58
31	20-Mar-09	15.23	15.24	15.31	15.32
32	20-Apr-09	14.03	14.04	14.10	14.11
33	20-May-09	14.79	14.81	14.87	14.89
34	20-Jun-09	14.62	14.64	14.70	14.72

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes Supplemental Interest Amount

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Available Funds Schedule Cont.(1)

	Payment	Class A-1	Class A-2	Class M-1	Class M-2
Period	Date	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)	Cap (%)(2)

35	20-Jul-09	15.45	15.47	15.54	15.56
36	20-Aug-09	15.31	15.32	15.40	15.41
37	20-Sep-09	73.81	73.95	74.62	74.76
38	20-Oct-09	74.38	74.52	75.20	75.34
39	20-Nov-09	70.20	70.33	70.97	71.10
40	20-Dec-09	70.74	70.87	71.52	71.65
41	20-Jan-10	66.76	66.89	67.50	67.63
42	20-Feb-10	58.21	58.31	58.84	58.95
43	20-Mar-10	38.40	38.46	38.78	38.84
44	20-Apr-10	34.69	34.75	35.04	35.09
45	20-May-10	35.86	35.92	36.22	36.28
46	20-Jun-10	34.72	34.77	35.06	35.12
47	20-Jul-10	35.88	35.94	36.24	36.30
48	20-Aug-10	34.74	34.80	35.09	35.14
49	20-Sep-10	34.75	34.81	35.10	35.16
50	20-Oct-10	35.92	35.98	36.28	36.34
51	20-Nov-10	34.77	34.83	35.13	35.18
52	20-Dec-10	35.94	36.00	36.31	36.37
53	20-Jan-11	34.79	34.85	35.15	35.21
54	20-Feb-11	34.81	34.87	35.17	35.23
55	20-Mar-11	38.55	38.62	38.95	39.02
56	20-Apr-11	34.83	34.89	35.19	35.25
57	20-May-11	36.00	36.07	36.38	36.44
58	20-Jun-11	34.86	34.92	35.22	35.28
59	20-Jul-11	36.03	36.09	36.41	36.47
60	20-Aug-11	34.88	34.94	35.25	35.31
61	20-Sep-11	34.89	34.95	35.27	35.33
62	20-Oct-11	36.07	36.13	36.46	36.52
63	20-Nov-11	34.92	34.98	35.30	35.36
64	20-Dec-11	36.10	36.16	36.49	36.55
65	20-Jan-12	34.95	35.01	35.33	35.39

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes Supplemental Interest Amount

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2 1,265,100,000
Description of the Cut-Off Date Collateral

Summary

Cut-Off Date Loan Principal Balance	$1,601,528,395
Aggregate Number of Loans	12,244
Average Original Loan Principal Balance	$133,042
Average Cut-Off Date Loan Principal Balance	$130,801
Weighted Average Original Combined LTV	90.37%
Weighted Average Interest Rate	8.640%
Weighted Average Remaining Term to Stated Maturity (months)	310
Weighted Average Seasoning (months)	10
Weighted Average FICO Credit Score	606
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	92.45%
— Second	7.55%
Occupancy Type — Primary	100.00%
Geographical Distribution
— CA	14.94%
— FL	9.88%
— VA	7.89%
Number of States	42
Loans with Prepayment Penalties	66.10%

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Original Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original
	Number of		Loans by	Weighted	Combined	Weighted
	Home	Aggregate	Aggregate	Average	Loan-to-	Average
Original Principal	Equity	Principal	Principal	Interest	Value	Original
Balances ($)	Loans	Balance	Balance	Rate	Ratio	FICO Score

Up to 50,000.00	1,774	$58,259,780	3.64%	11.145%	84.01%	610
50,000.01 - 100,000.00	3,700	272,027,074	16.99	9.454	90.05	606
100,000.01 - 150,000.00	2,863	347,295,191	21.69	8.810	92.32	604
150,000.01 - 200,000.00	1,663	283,278,683	17.69	8.494	91.04	603
200,000.01 - 250,000.00	926	202,399,485	12.64	8.260	89.88	602
250,000.01 - 300,000.00	571	153,448,653	9.58	8.032	88.87	608
300,000.01 - 350,000.00	307	97,958,947	6.12	7.956	90.18	609
350,000.01 - 400,000.00	215	79,232,917	4.95	8.004	90.56	612
400,000.01 and above	225	107,627,666	6.72	7.740	89.61	611

Total	12,244	$1,601,528,395	100.00%	8.640%	90.37%	606

     As of the cut-off date, the average original principal balance of the home equity loans was approximately $133,042, and the maximum original principal balance was approximately $721,274.
Cut-Off Date Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original
	Number of		Loans by	Weighted	Combined	Weighted
	Home	Aggregate	Aggregate	Average	Loan-to-	Average
Cut-off Date Principal	Equity	Principal	Principal	Interest	Value	Original
Balance ($)	Loans	Balance	Balance	Rate	Ratio	FICO Score

Up to 50,000.00	1,889	$63,761,130	3.98%	11.043%	83.89%	610
50,000.01 - 100,000.00	3,720	279,600,130	17.46	9.405	90.20	606
100,000.01 - 150,000.00	2,827	348,738,456	21.78	8.795	92.19	604
150,000.01 - 200,000.00	1,649	285,602,659	17.83	8.487	91.13	603
200,000.01 - 250,000.00	887	196,977,091	12.30	8.242	89.88	602
250,000.01 - 300,000.00	551	149,752,426	9.35	8.035	88.89	607
300,000.01 - 350,000.00	307	99,255,829	6.20	7.946	90.11	611
350,000.01 - 400,000.00	200	74,534,419	4.65	8.012	90.66	611
400,000.01 and above	214	103,306,258	6.45	7.742	89.62	611

Total	12,244	$1,601,528,395	100.00%	8.640%	90.37%	606

     As of the cut-off date, the average principal balance of the home equity loans was approximately $130,801, and the maximum principal balance was approximately $717,265.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Interest Rates of the Home Equity Loans

			Percent of		Weighted
			Home Equity		Average	Weighted
	Number of		Loans by		Original	Average
	Home	Aggregate	Aggregate	Average	Combined	Original
	Equity	Principal	Principal	Principal	Loan-to-Value	FICO
Interest Rate (%)	Loans	Balance	Balance	Balance	Ratio	Score

7.000 — 7.999	2,774	$551,747,835	34.45%	$198,900	81.57%	616
8.000 — 8.999	4,052	584,407,600	36.49	144,227	94.24	607
9.000 — 9.999	2,396	281,616,396	17.58	117,536	97.01	592
10.000 — 10.999	1,340	101,463,371	6.34	75,719	93.66	589
11.000 — 11.999	909	48,767,881	3.05	53,650	94.70	596
12.000 — 12.999	533	23,854,964	1.49	44,756	95.70	594
13.000 — 13.999	178	6,794,025	0.42	38,169	94.62	593
14.000 — 14.999	54	2,571,725	0.16	47,625	96.30	590
15.000 — 15.440	8	304,598	0.02	38,075	96.08	566

Total	12,244	$1,601,528,395	100.00%	$130,801	90.37%	606

     As of the cut-off date, the weighted average interest rate of the home equity loans was 8.640% per annum.
Original Combined Loan-to-Value Ratios of the Home Equity Loans

			Percent of
			Home Equity
	Number of		Loans by			Weighted
	Home	Aggregate	Aggregate	Average	Weighted	Average
Original Combined	Equity	Principal	Principal	Principal	Average	Original
Loan-to-Value Ratio (%)	Loans	Balance	Balance	Balance	Interest Rate	FICO Score

0.00 — 30.00	92	$5,518,028	0.34%	$59,979	8.164%	614
30.01 — 40.00	116	8,599,474	0.54	74,133	8.137	618
40.01 — 50.00	201	18,137,712	1.13	90,237	8.062	608
50.01 — 60.00	351	40,291,752	2.52	114,791	7.940	597
60.01 — 70.00	630	82,919,914	5.18	131,619	7.924	607
70.01 — 80.00	1,408	159,725,180	9.97	113,441	8.277	600
80.01 — 90.00	1,806	278,074,348	17.36	153,973	8.116	602
90.01 — 100.00	3,718	521,692,566	32.57	140,315	8.624	603
100.01 — 105.94	3,922	486,569,421	30.38	124,062	9.293	613

Total	12,244	$1,601,528,395	100.00%	$130,801	8.640%	606

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was 90.37%.

HSBC Home Equity Loan Trust (USA) 2006-2 losed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Geographic Distribution of Mortgaged Properties of the Home Equity Loans

			Percent of Home
			Equity Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
State	Loans	Balance	Balance

California	1,128	$239,212,844	14.94%
Florida	1,024	158,152,604	9.88
Virginia	757	126,313,459	7.89
New York	767	104,040,077	6.50
Pennsylvania	836	86,310,094	5.39
Maryland	410	73,473,275	4.59
Washington	444	64,854,916	4.05
Arizona	300	48,498,517	3.03
North Carolina	426	45,485,248	2.84
Ohio	423	44,732,791	2.79
Georgia	417	44,643,772	2.79
Illinois	413	43,778,602	2.73
Missouri	424	43,144,098	2.69
Michigan	390	41,158,565	2.57
Connecticut	259	40,315,068	2.52
Indiana	363	36,493,878	2.28
Texas	609	35,858,523	2.24
Oregon	179	26,237,075	1.64
Tennessee	256	25,706,532	1.61
Nevada	139	25,600,848	1.60
Kentucky	253	25,127,514	1.57
South Carolina	199	23,110,506	1.44
Kansas	221	20,020,837	1.25
New Jersey	98	19,305,027	1.21
Colorado	157	19,162,038	1.20
Alabama	193	17,501,904	1.09
Wisconsin	140	14,792,442	0.92
Oklahoma	165	13,862,917	0.87
Hawaii	57	12,541,464	0.78
Idaho	99	10,724,510	0.67
Utah	101	10,448,937	0.65
Delaware	72	8,998,226	0.56
West Virginia	93	8,589,201	0.54
Iowa	97	7,240,483	0.45
Maine	65	7,012,289	0.44
New Mexico	60	6,844,955	0.43
Nebraska	60	5,880,332	0.37
Wyoming	42	5,059,784	0.32
Louisiana	53	4,461,920	0.28
Rhode Island	27	4,228,161	0.26
South Dakota	25	2,332,718	0.15
Vermont	3	271,444	0.02

Total	12,244	$1,601,528,395	100.00%

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Occupancy Type of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Occupancy Type	Loans	Balance	Balance

Primary Residence	12,244	$1,601,528,395	100.00%

Total	12,244	$1,601,528,395	100.00%

Lien Priority of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Lien Priority	Loans	Balance	Balance

First Lien	10,027	$1,480,534,677	92.45%
Second Lien	2,217	120,993,718	7.55

Total	12,244	$1,601,528,395	100.00%

Original Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Original Term to Maturity (Months)	Loans	Balance	Balance

1 — 60	48	$1,164,948	0.07%
61 — 120	606	32,290,105	2.02
121 — 180	1,477	107,186,922	6.69
181 — 240	1,598	152,230,116	9.51
241 — 300	1,427	175,788,019	10.98
301 — 360	7,088	1,132,868,285	70.74

Total	12,244	$1,601,528,395	100.00%

     As of the cut-off date, the weighted average original term to maturity of the home equity loans was approximately 321 months.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Remaining Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Remaining Term to Maturity (Months)	Loans	Balance	Balance

1 — 60	53	$1,324,418	0.08%
61 — 120	619	33,640,102	2.10
121 — 180	1,472	106,954,522	6.68
181 — 240	1,686	159,974,139	9.99
241 — 300	1,389	176,173,754	11.00
301 — 360	7,025	1,123,461,461	70.15

Total	12,244	$1,601,528,395	100.00%

     As of the cut-off date, the weighted average remaining term to maturity of the home equity loans was approximately 310 months.
Year of Origination of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home	Principal	Principal
Year of Origination	Equity Loans	Balance	Balance

2005	11,449	$1,514,043,618	94.54%
2006	795	87,484,777	5.46

Total	12,244	$1,601,528,395	100.00%

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
FICO Credit Scores(1)(2)

						Weighted
			Percent of			Average
			Home Equity			Original
			Loans by		Weighted	Combined
	Number of	Aggregate	Aggregate	Average	Average	Loan-to-
	Home Equity	Principal	Principal	Principal	Interest	Value
FICO Credit Score	Loans	Balance	Balance	Balance	Rate	Ratio

500 — 540	1,882	$240,279,136	15.00%	$127,672	8.902%	90.01%
541 — 580	2,404	305,837,647	19.10	127,220	8.812	89.82
581 — 620	2,813	381,828,009	23.84	135,737	8.653	90.26
621 — 660	3,035	417,800,157	26.09	137,661	8.523	90.46
661 — 700	1,539	189,649,663	11.84	123,229	8.408	91.46
701 — 740	451	52,820,188	3.30	117,118	8.298	91.28
741 — 780	109	12,420,567	0.78	113,950	7.964	91.19
781 — 804	11	893,029	0.06	81,184	7.940	77.58

Total	12,244	$1,601,528,395	100.00%	$130,801	8.640%	90.37%

     As of the cut-off date, the weighted average FICO Credit Score at origination of the home equity loans was 606.

(1)	HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)	“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Modeling Assumptions

		Gross		Net	Original		Next
	Current Balance	Coupon	Servicing	Coupon	Term	Remaining	Payment
	($)	(%)	(%)*	(%)	(mths)	Term (mths)	Date

1	13,551,958.77	9.254	0.500	8.754	113	103	Aug-06
2	45,463,704.15	9.240	0.500	8.740	176	165	Aug-06
3	69,080,465.49	8.826	0.500	8.326	237	226	Aug-06
4	82,977,240.81	8.708	0.500	8.208	293	282	Aug-06
5	523,040,893.60	8.531	0.500	8.031	357	346	Aug-06
6	19,903,094.81	9.105	0.500	8.605	115	105	Jul-06
7	61,723,217.42	9.165	0.500	8.665	176	165	Jul-06
8	83,149,650.45	9.014	0.500	8.514	237	227	Jul-06
9	92,810,778.54	8.765	0.500	8.265	292	282	Jul-06
10	609,827,391.27	8.507	0.500	8.007	357	347	Jul-06

*	Servicing Fees subordinated up to and including the collection period ending June 30, 2007.
•	the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated;

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan;

•	there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

•	there is no interest shortfall in any month;

•	The Collection Period is the calendar month preceding the month in which such Payment Date occurs, except that with respect to the initial Payment Date, the Collection Period is the period beginning on the Cut-Off Date and ending on August 31, 2006.

•	payments on the Notes will be received on the 20th day of each month, commencing in September 2006;

•	payments on the home equity loans earn no reinvestment return;

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program;

•	for the purpose of determining whether the servicing fee for any payment date prior to the August 2007 payment date will be payable to the servicer out of the Available Payment Amount or instead whether it will be payable before payments are made to the Noteholders, HSBC Finance will be the servicer through the Collection Period ending on June 30, 2007 (i.e., the Collection Period relating to the July 2007 payment date);

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity;

•	the Notes will be purchased on August 10, 2006;

•	the Note Margins for the Class A-1, Class A-2, Class M-1, and Class M-2 Notes are 0.16% per annum, 0.18% per annum, 0.28% per annum and 0.30% per annum, respectively; and

•	One-Month LIBOR remains constant at 5.400%.

HSBC Home Equity Loan Trust (USA) 2006-2 Closed-End Home Equity Loan Asset-Backed Notes, Series 2006-2
1,265,100,000
Percentages of Initial Note Principal Amount of the Class A and Class M
Notes Outstanding(1) at the Following Percentages of the Prepayment Assumption

Payment Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
20-Aug-07	98	85	78	71	64	58	44
20-Aug-08	96	69	57	46	35	25	8
20-Aug-09	94	56	40	27	15	5	0
20-Aug-10	92	44	31	23	15	0	0
20-Aug-11	90	35	25	17	9	0	0
20-Aug-12	87	30	20	11	2	0	0
20-Aug-13	84	26	15	5	0	0	0
20-Aug-14	81	22	11	0	0	0	0
20-Aug-15	77	18	5	0	0	0	0
20-Aug-16	74	16	*	0	0	0	0
20-Aug-17	66	10	0	0	0	0	0
20-Aug-18	58	5	0	0	0	0	0
20-Aug-19	50	1	0	0	0	0	0
20-Aug-20	41	0	0	0	0	0	0
20-Aug-21	32	0	0	0	0	0	0
20-Aug-22	23	0	0	0	0	0	0
20-Aug-23	14	0	0	0	0	0	0
20-Aug-24	3	0	0	0	0	0	0
20-Aug-25	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	12.17	4.73	3.37	2.55	1.96	1.41	1.05
Weighted Average Life to Call (years)(2)(3)	8.90	4.49	3.17	2.39	1.82	1.37	1.01

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Principal Amount of such Note and dividing the results by 12.

(3)	Calculated using the earlier of the 15% optional clean-up call and the payment date in August 2016. Assumes that the servicer exercises its option to purchase the home equity loans on the payment date immediately succeeding the payment date on which the Note Principal Amount of the Notes is less than or equal to 15% of the initial Note Principal Amount of the Notes.

(*)	Indicates a number that is greater than zero but less than 0.5%